UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

Commission file number: 000-27791

Apolo Gold & Energy Inc.
(Exact name of registrant in its charter)

Nevada	98-0412805
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

9th floor, Kam Chung Commercial Bldg,
19-21 Hennessy Road, Wanchai, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 3111 7718

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

Effective December 11, 2013, Apolo Gold & Energy Inc. (“Apolo” or the “Company”) (OTCQB:APLL), a Nevada Corporation, has acquired three gold exploration claims located in China’s Xinjiang Province. The claims are being acquired from Yinfu Gold Corporation. Six million restricted shares will be issued to Yinfu Gold Corporation for their 70% interest in the following claims:

(a) Gold Mine Reconnaissance in the West of Daqing Gerry River, Qinghe County,

Area : 7.91 Square Kilometers

Xinjiang Province. Certificate NO. T65120081202020895

Period of Validity: March 2, 2012 to March 27, 2014.

(b) Gold Mine Detailed Survey in the Northwest of Sensha Water Mountain, Heshuo

Area : 15.80 Square Kilometers.

Country, Xinjiang Province. Certificate NO. T65120080202006459

Period of Validity: July 3, 2012 to July 3, 2015.

(c) Keler Nebrack Gold Mine Detailed Survey in Habar Country, Xinjiang Province.

Area 10.28 Square Kilometers

Certificate NO. T65120091102036631

Period of Validity: January 18, 2012 to February, 20, 2015.

The period of validity for all of the above claims is automatically extended for twelve months by the payment of the annual renewal fee of $10,000 for each claim.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.4	Sale Agreement between Apolo Gold & Energy Inc. and Yinfu Gold Corp. dated December 11, 2013
99.1	News Release dated December 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Apolo Gold & Energy, Inc.

/s/ Kelvin Chak
December 11, 2013	Kelvin Chak, President, CEO, Director